EXHIBIT 21.1
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SUBSIDIARIES OF THE COMPANY


                                                               Company's
                                                Jurisdiction   Percentage
Name of Subsidiary                            of Incorporation Ownership
------------------                            ---------------- ----------

AMLI Residential Properties, L.P. . . . . . .     Delaware         85%
  A.    AMLI Residential Construction,
          L.L.C.. . . . . . . . . . . . . . .     Delaware         95%
  B.    AMLI Institutional Advisors, Inc. . .     Illinois        100%
  C.    AMLI Management Company . . . . . . .     Delaware         95%
  D.    Pleasant Hill Joint Venture . . . . .     Georgia         100%
  E.    AMLI Foundation Co-Investors-II,
          L. P. . . . . . . . . . . . . . . .     Delaware         15%
  F.    AMLI at Champions, L.P. . . . . . . .     Texas            15%
  G.    AMLI at Windbrooke, L.P.  . . . . . .     Illinois         15%
  H.    AMLI at Willeo Creek, L.P.  . . . . .     Georgia          30%
  I.    Barrett Lakes, L.L.C. . . . . . . . .     Delaware         35%
  J.    AMLI at Chevy Chase, L.P. . . . . . .     Illinois         33%
  K.    AMLI at Willowbrook, L.P. . . . . . .     Illinois         40%
  L.    AMLI at River Exchange, L.L.C.. . . .     Delaware         40%
  M.    Acquiport/Aurora Crossing, L.P. . . .     Delaware         25%
  N.    Acquiport/Fossil Creek, L.P.. . . . .     Delaware         25%
  O.    AMLI at Danada, L.L.C.. . . . . . . .     Illinois         10%
  P.    AMLI at Verandah, L.P.. . . . . . . .     Delaware         35%
  Q.    Gardner Drive Limited Liability
        Company . . . . . . . . . . . . . . .     Delaware         35%
  R.    AMLI at Regents Crest, L.P. . . . . .     Delaware         25%
  S.    Park Creek - Gainesville, L.L.C.. . .     Georgia         100%
  T.    Timberglen, L.P.. . . . . . . . . . .     Delaware         40%
  U.    AMLI at Conner Farms, L.P.. . . . . .     Delaware        100%
  V.    Clairmont, L.P. . . . . . . . . . . .     Delaware        100%
  W.    Wells Oakhurst, L.P.. . . . . . . . .     Delaware         25%
  X.    AMLI Parkway, L.P.. . . . . . . . . .     Texas            25%
  Y.    AMLI Castle Creek, L.P. . . . . . . .     Delaware         40%
  Z.    Acquiport/Clearwater, L.P.. . . . . .     Delaware         25%
  AA.   AMLI Creekside, L.P.. . . . . . . . .     Delaware         25%
  AB.   AMLI Deerfield, L.P.. . . . . . . . .     Texas            25%
  AC.   Acquiport/Wynnewood, L.P. . . . . . .     Delaware         25%
  AD.   Landmark on Spring Mill LLC . . . . .     Arizona          20%
  AE.   AMLI at Mill Creek, LLC . . . . . . .     Delaware         35%
  AF.   Park Creek - Old Mill, L.P. . . . . .     Georgia          75%
  AG.   Aquiport/St. Charles, L.P.. . . . . .     Delaware         25%
  AH.   Aquiport/Monterey Oaks, L.P.. . . . .     Delaware         25%
  AI.   Aquiport/Park Bridge, L.P.. . . . . .     Delaware         25%
  AJ.   AMLIWS Summit Ridge, LLC. . . . . . .     Missouri         25%
  AK.   AMLI/BPMT Prestonwood Hills
        Partnership . . . . . . . . . . . . .     Delaware         45%
  AL.   AMLI/BPMT on the Green Partnership. .     Delaware         45%
  AM.   Prestonwood Hills REIT II . . . . . .     Maryland         44%
  AN.   On the Green REIT II. . . . . . . . .     Maryland         44%
  AO.   AMLI at Oakbend, L.P. . . . . . . . .     Delaware         40%
  AP.   AMLI/BPMT Midtown Partnership . . . .     Delaware         45%
  AQ.   AMLI/BPMT Frankford Partnership . . .     Delaware         45%
  AR.   AMLI/BPMT Scofield Partnership. . . .     Delaware         45%
  AS.   AMLI/BPMT Breckinridge Partnerships .     Delaware         45%
  AT.   Midtown REIT. . . . . . . . . . . . .     Maryland         44%
  AU.   Frankford REIT. . . . . . . . . . . .     Maryland         44%
  AV.   Scofield REIT . . . . . . . . . . . .     Maryland         44%
  AW.   Breckinridge REIT . . . . . . . . . .     Maryland         44%

                                                               Company's
                                                Jurisdiction   Percentage
Name of Subsidiary                            of Incorporation Ownership
------------------                            ---------------- ----------

  AX.   AMLI at Cambridge Square, LLC . . . .     Kansas           30%
  AY.   AMLI at Peachtree City, LLC . . . . .     Georgia          20%
  AZ.   Acquiport Kings Harbor L.P. . . . . .     Delaware         25%
  BA.   AMLI at Milton Park, LLC. . . . . . .     Georgia          25%
  BB.   AMLI/BPMT Towne Square Partnership. .     Delaware         45%
  BC.   Towne Square REIT . . . . . . . . . .     Maryland         44%
  BD.   AMLI at Lowry Estates, L.P. . . . . .     Delaware         50%
  BE.   AMLI at Peachtree City-Phase I, LLC .     Georgia          20%
  BF.   AMLI at Peachtree City-Phase II, LLC.     Georgia          20%
  BG.   AMLI Residential Construction, L.P. .     Delaware         95%
  BH.   AMLI/BPMT Osprey Lake Partnership . .     Delaware         69%
  BI.   Osprey Lake REIT. . . . . . . . . . .     Maryland         45%
  BJ.   AMLI at Milton Park, LLC. . . . . . .     Delaware         25%
  BK.   AMLI at Seven Bridges, LLC. . . . . .     Delaware         20%
  BL.   AMLI at Barrett Lakes II, LLC . . . .     Delaware         25%
  BM.   AMLI Downtown Austin, L.P.. . . . . .     Delaware         30%
  BN.   AMLI at Bryan Place, L.P. . . . . . .     Delaware         48%
  BO.   AMLI at Park Meadows, LLC . . . . . .     Delaware         25%
  BP.   AMLI at Residential 2001 Pool, L.P. .     Delaware        100%
  BQ.   AMLI at Residential 2001 Pool,
          L.L.C.. . . . . . . . . . . . . . .     Delaware        100%
  BR.   AMLI Seventh Street Station, L.P. . .     Delaware        100%
  BS.   AMLI Seventh Street GP, L.L.C.. . . .     Delaware        100%
  BT.   AMLI at Walnut Creek, L.P.. . . . . .     Delaware        100%